EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements on Form S-8, previously filed by Home City Financial Corporation on August 27, 2003, of our report dated February 15, 2006 on our audits of the consolidated financial statements of Home City Financial Corporation, as of December 31, 2005 and 2004 and for the years then ended which report and financial statements are contained in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

	/s/	BKD, LLP

BKD, LLP

Cincinnati, Ohio
March 30, 2006